As filed with the Securities and Exchange Commission on September 10, 2004

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SNB BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	76-0472829
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

14060 Southwest Freeway
Sugar Land, Texas 77478
(281) 269-7201
(Address of Principal Executive Offices Including Zip Code)

SNB Bancshares, Inc. 2002 Stock Option Plan
(Full title of Plan)

Harvey E. Zinn
President and Chief Executive Officer
14060 Southwest Freeway
Sugar Land, Texas 77478
(Name and address of agent for service)

(281) 269-7201
(Telephone number, including area code, of agent for service)

Copy to:

Charlotte M. Rasche
Bracewell & Patterson, L.L.P.
South Tower Pennzoil Place
711 Louisiana Street, Suite 2900
Houston, Texas 77002-2781
(713) 223-2900

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Amount to be	Offering Price	Aggregate Offering	Registration
to be Registered	Registered(1)	Per Share(1)(2)	Price(1)(2)(3)(4)	Fee
Common Stock,	1,300,000 shares	$1,702,500(3)	$12,085,640	$1,531.25
$0.01 par value per share		$10,219,490(4)
$163,650(5)

(1)	This Registration Statement shall also include an indeterminate number of additional shares of Common Stock which may be offered and issued pursuant to the antidilution provisions of the SNB Bancshares, Inc. 2002 Stock Option Plan (the “Plan”).

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h).

(3)	340,500 shares under the Plan are valued at an exercise price of $5.00 pursuant to options to acquire such shares which are outstanding under the Plan.

(4)	944,500 shares under the Plan are valued at an exercise price of $10.82 pursuant to options to acquire such shares which are outstanding under the Plan.

(5)	15,000 shares are not presently subject to awards under the Plan and the registration fee for these shares was calculated based on the average of high and low prices of the Company’s common stock on September 9, 2004, as reported on the Nasdaq National Market System, of $10.91.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the Note to Part 1 of Form S-8 and Rule 428 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

I-1

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by SNB Bancshares, Inc., a Texas corporation (the “Company”), (Commission File No. 000-50904) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement as of their respective dates:

     1. The Company’s prospectus dated August 17, 2004 filed with the Commission pursuant to Rule 424(b) of the Securities Act; and

     2. The description of the common stock, par value $0.01 per share, contained in the Company’s Registration Statement on Form 8-A, dated August 16, 2004.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) require the Company to indemnify every officer and director of the Company who was, is, or is threatened to be made a named defendant or respondent, or in which the person was or is a witness without being named a defendant or respondent, in a proceeding because the person was or is a director or officer, if it is determined that such person (i) conducted himself in good faith; (ii) reasonably believed (a) in the case of conduct in his official capacity as a director or officer of the Company, that his conduct was in the Company’s best interests; and (b) in other cases, that his conduct was at least not opposed to the Company’s best interests; and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that the director or officer is found liable to the Company or is found liable on the basis that personal benefit was improperly received by such director or officer, the indemnification (i) is limited to reasonable expenses actually incurred by such person in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which such person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company. Except as noted above, no indemnification shall be made in respect of any proceeding in which the officer or director is (x) found liable on the basis that such personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in his official capacity as a director or officer of the Company, or (y) found liable to the Company. In addition, the Company’s Articles of Incorporation require the Company to indemnify a director or officer for any action that such director or officer is wholly successfully in defending on the merits. The Articles of Incorporation require the Company to indemnify any director or officer only upon a determination by the board of directors or the shareholders of the Company that indemnification is proper in the circumstances because such director or officer has met the applicable standard of conduct.

     The Articles of Incorporation of the Company require the Company to indemnify any director or officer for reasonable expenses incurred in any proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the Company with (i) a written statement of his good faith belief that he has met the standard of conduct necessary for indemnification under the Articles of Incorporation of the Company and (ii) a written undertaking by such officer or director to repay the amount paid or reimbursed by the Company if it is ultimately determined that such person is not entitled to be indemnified by the Company as authorized in the Company’s Articles of Incorporation.

     The Company has obtained an insurance policy under which its officers and directors will be insured, subject to the limits of the policy, against certain losses arising from claims made against such officers directors by reason of any acts or omissions covered under such policy in their respective capacities as officers or directors.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

4.1	Form of certificate representing shares of the Company’s common stock (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-116366)).

4.2†	SNB Bancshares, Inc. 2002 Stock Option Plan, as amended and restated (incorporated herein by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-116366)).

5.1*	Opinion of Bracewell & Patterson, L.L.P. as to the validity of the Common Stock registered hereunder.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included on signature page hereto).

*	Filed herewith.

†	Management contract or compensatory plan or arrangement.

Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment should be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas on September 10, 2004.

SNB BANCSHARES, INC.
(Registrant)

By:	/s/ Harvey E. Zinn

Harvey E. Zinn
President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Harvey E. Zinn and R. Darrell Brewer, with full power to each of them to act without the other, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities (until revoked in writing), to sign this Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) thereto, to file the same, together with all exhibits thereto and documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities authorities, granting unto said attorney-in-fact and agent, or his or their substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, thereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities indicated and on the 10th day of September, 2004.

Signature	Title
/s/ Harvey E. Zinn Harvey E. Zinn	Director, President and Chief Executive Officer (principal executive officer)

/s/ R. Darrell Brewer R. Darrell Brewer	Treasurer and Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ Stewart Morris Stewart Morris	Senior Chairman of the Board and Director

Signature	Title
/s/ Caralisa Simon Caralisa Simon	Chairman of the Board and Director

/s/ Col. Wallace J. McKenzie Col. Wallace J. McKenzie	Director

/s/ Richard D. Parker Richard D. Parker	Director

/s/ Gen. Edmond S. Solymosy Gen. Edmond S. Solymosy	Director

/s/ James W. Stevens James W. Stevens	Director

/s/ Robert Viles, M.D. Robert Viles, M.D.	Director

/s/ Dan Wilford Dan Wilford	Director

INDEX TO EXHIBITS

4.1	Form of certificate representing shares of the Company’s common stock (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-116366))

4.2†	SNB Bancshares, Inc. 2002 Stock Option Plan, as amended and restated (incorporated herein by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-116366)).

5.1*	Opinion of Bracewell & Patterson, L.L.P. as to the validity of the Common Stock registered hereunder.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included on signature page hereto).

*	Filed herewith.

†	Management contract or compensatory plan or arrangement.